As filed with the Securities and Exchange Commission on February 11, 2002

Registration No. 333-_______

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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARBITRON INC.
(formerly Ceridian Corporation)
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-0278528
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

142 West 57th Street
New York, New York 10019
(212) 887-1300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dolores L. Cody, Esq.
Executive Vice President, Legal and Business Affairs,
Chief Legal Officer and Secretary
Arbitron Inc.
142 West 57th Street
New York, New York 10019
(212) 887-1300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
David W. Bonser, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered (1)	Registered	Price Per Unit(2)	Offering Price	Registration Fee

Debt Securities	(3)	(3)	(3)
Common stock, par value $.50 per share	(3)	(3)	(3)
Preferred stock, par value $100 per share	(3)	(3)	(3)
Depositary Shares	(3)	(3)	(3)
Warrants (4)	(3)	(3)	(3)
Subscription Rights	(3)	(3)	(3)
Total			$150,000,000 (5)	$13,800	(6)

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as debt securities issuable upon the exercise of debt warrants so offered or sold , shares of preferred stock distributable upon the termination of a deposit arrangement for depositary shares so offered or sold, and shares of common stock issuable upon the exchange or conversion of debt securities or shares of preferred stock so offered or sold that are exchangeable for or convertible into shares of common stock or shares of common stock or preferred stock or debt securities, as applicable, issuable upon the exercise of warrants or rights so offered, sold or distributed. This registration statement also covers debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants and rights that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants and/or rights.

(2)	Estimated solely for purposes of calculating the registration fee under Rule 457. Debt securities may be issued with original issue discount such that the aggregate initial public offering price, together with the other securities issued hereunder, will not exceed $150,000,000.

(3)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(4)	The warrants covered by this Registration Statement may be warrants to purchase common stock, preferred stock or debt securities.

(5)	The aggregate maximum offering price of all securities issued under this registration statement will not exceed $150,000,000. No separate consideration will be received for shares of common stock or preferred stock that are issued upon conversion or exchange of shares of preferred stock or depositary shares, as applicable, registered hereunder or for shares of preferred stock distributed upon termination of a deposit arrangement for depositary shares.

(6)	Calculated under Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary prospectus dated February 11, 2002

PROSPECTUS

$150,000,000

Arbitron Inc.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights

     We may offer, from time to time, in one or more series or classes, the following securities:

•	debt securities,

•	common stock,

•	preferred stock,

•	preferred stock represented by depositary shares,

•	warrants to purchase common stock, preferred stock or debt securities, or

•	subscription rights to purchase any of the above securities.

     The aggregate initial offering price of these securities will not exceed $150,000,000. We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering.

     You should read this prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you decide to invest in the securities offered hereby. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

     Our common stock is listed on the New York Stock Exchange under the trading symbol “ARB.” Our principal executive offices are located at 142 West 57th Street, New York, New York 10019, and our telephone number is (212) 887-1300.

     You should read carefully the risk factors beginning on page 16 of our Annual Report on Form 10-K , which is incorporated by reference in this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2002

     You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or inconsistent information. You should assume that the information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front cover of such documents. Our business, financial information, results of operations and prospects may have changed since those dates.

     If it is against the law in any state to make an offer to sell these securities (or to solicit an offer from someone to buy these securities), then this offer does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

-i-

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or “SEC,” under the Securities Act of 1933, as amended, using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer any of the securities covered by the prospectus, we will provide you with this prospectus and a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” below.

     This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see the agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

     As used in this prospectus, “Arbitron,” “we,” “us,” and “our” refer to Arbitron Inc., a Delaware corporation, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

Public Reference Room
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including Arbitron, that file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning Arbitron also may be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this document, and information we file with the SEC after the date of this prospectus automatically will update and supersede the information included or incorporated by reference in this document. We incorporate by reference the documents listed below, which we have previously filed with the SEC, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. All of these filings, which contain important information about us, are considered a part of this prospectus.

Arbitron SEC Filings (File No. 001-01969):

•	Annual Report on Form 10-K for the year ended December 31, 2000;

•	Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001, June 30, 2001 and March 31, 2001;

•	Current Reports on Form 8-K filed on January 25, 2002, August 9, 2001, July 19, 2001, July 17, 2001 (as amended by a Form 8-K/A filed on September 17, 2001), April 20, 2001, April 2, 2001, March 30, 2001 and February 15, 2001;

•	All other reports filed by Arbitron pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since December 31, 2000; and

•	The description of our capital stock contained in our Registration Statement on Form S-4 (File No. 33-64089), including any amendments or reports filed for the purpose of updating such description.

     You can obtain copies of any of the documents incorporated by reference in this document from us or through the SEC or the SEC’s web site described above. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. You may obtain documents incorporated by reference in this document by writing us at the following address or calling us at the telephone number listed below:

ARBITRON INC.
9705 Patuxent Woods Drive
Columbia, MD 21046-1572
(410) 312-8278

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This document and the documents that are incorporated by reference in this document contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from the information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include whether we will be able to:

•	renew contracts with large customers as they expire;

•	successfully execute our business strategies, including timely implementation of our Portable People Meter and our Webcast Ratings service, as well as expansion of international operations;

•	effectively mange the impact of further consolidation in the radio industry;

•	keep up with rapidly changing technological needs of our customer base, including creating new products and services that meet these needs; and

•	realize the benefits we expect to achieve resulting from Ceridian’s completion of the reverse spin-off on March 30, 2001, whereby the assets and liabilities associated with the human resource services division, human resource services and Comdata subsidiaries were transferred to a new corporation (which is referred to in some of our documents that are incorporated by reference in this document as “New Ceridian”). In the spin-off, the radio audience measurement business stayed with Ceridian. Ceridian then distributed the stock of this new company to all of Ceridian’s existing stockholders. As a result, New Ceridian is now a separate publicly traded corporation. In connection with the spin-off, Ceridian changed its name to Arbitron Inc. and effected a one-for-five reverse stock split, and New Ceridian changed its name to Ceridian Corporation.

     Additional important factors known to us that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in our filings with the SEC, including in particular the risk factors discussed under the caption “ITEM 1. BUSINESS — Business Risks” in our Annual Report on Form 10-K filed with the SEC and incorporated by reference in this document. The forward-looking statements contained in this document speak only as of the date hereof, and we undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

ARBITRON INC.

     We are an international media and marketing research firm primarily serving radio and other broadcasters, cable companies, advertisers and advertising agencies in the United States and Europe. As of December 31, 2001, we had four core businesses:

•	measuring radio audiences in local markets across the United States;

•	measuring audiences of radio commercials aired on 29 radio networks;

•	providing application software used for accessing and analyzing media audience and marketing information data; and

•	providing qualitative survey research services to the cable, broadcast television, magazine, newspaper and online industries.

     As of December 31, 2001, we provided radio audience measurement information in the United States to 3,875 radio stations in 286 local markets. We estimate audience size and demographics in the United States for local radio stations, and report these estimates and related data to our customers. This information is used as a form of “currency” for media transactions in the radio industry. Radio stations use our data to price and sell advertising time, and advertising agencies and large corporate advertisers use our data in purchasing advertising time. We also provide software applications that give our customers access to our estimates via a proprietary database, and enable them to more effectively analyze and understand that information for sales, management and programming purposes.

     In addition to our core radio ratings service which provides primarily quantitative data, such as how many people are listening, we also provide qualitative data on listeners, viewers and readers that contains detailed socioeconomic information and information on what the respondents buy, where they shop and what forms of media they use. As of December 31, 2001, we provided these qualitative measurements of consumer demographics, retail behavior and media usage in 276 local markets throughout the United States. Arbitron Cable provides qualitative audience descriptors to the local cable advertising sales organizations of cable companies. Arbitron’s Webcast Ratings service measures the audiences of audio and video content on the Internet, commonly known as “Webcasts” or “streaming media.”

     Our radio audience measurement business generally has accounted for a substantial portion of our revenue. The radio audience measurement service and related software sales represented 87% of our total 2001 revenue.

     Arbitron Inc., formerly known as Ceridian Corporation, was formed in 1957 and is incorporated in Delaware. Our principal executive offices are located at 142 West 57th Street, New York, New York 10019, and our telephone number is (212) 887-1300.

     Prior to March 30, 2001, Ceridian Corporation, or “Ceridian,” was a publicly traded company which principal lines of business were the human resources services business, the Comdata business, which provided transaction processing and regulatory compliance services for the transportation industry, and the radio audience measurement business. On March 30, 2001, Ceridian completed a reverse spin-off, which we refer to as the “spin-off.” In connection with the spin-off, the assets and liabilities associated with the human resource services division, human resource services and Comdata subsidiaries were transferred to New Ceridian. The radio audience measurement business stayed with Ceridian. Ceridian then distributed the stock of this new company to all of Ceridian’s existing stockholders. As a result, New Ceridian is now a separate publicly traded corporation. In connection with the spin-off, Ceridian changed its name to Arbitron Inc. and effected a one-for-five reverse stock split, and New Ceridian changed its name to Ceridian Corporation. Because of the relative significance of the businesses transferred to New Ceridian, New Ceridian was considered the accounting successor to Ceridian for financial reporting purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

     Our ratios of earnings to fixed charges for each of the years ended December 31, 2000, 1999, 1998, 1997 and 1996 were 31.9 to 1, 30.6 to 1, 26.5 to 1, 20.2 to 1, and 20.1 to 1, respectively. Our ratios of earnings to fixed charges for the nine months ended September 30, 2001 and 2000 were 5.5 to 1 and 37.4 to 1, respectively. The ratio of earnings to fixed charges is computed by dividing earnings by the fixed charges. Earnings consist of net income to which has been added fixed charges, distributions of earnings from affiliates and income taxes and subtracted the equity in net income of affiliates. Fixed charges consist of interest expense, amortization of debt issue costs and the portion of rent expense considered to represent interest. Information for periods prior to the reverse spin-off in 2001 is not comparable to information following it since we had no interest bearing debt prior to the reverse spin-off. On January 31, 2001, we entered into a $225 million, five-year revolving credit agreement with a consortium of banks. The credit facility has two borrowing options, a Eurodollar rate option or a base rate option. Under the Eurodollar option, we may elect interest periods of one, two, three or six months at the inception date and each renewal date. Borrowings under the Eurodollar option bear interest at the London Interbank Offered Rate (LIBOR) plus a margin of 2.00% to 2.75%. Borrowings under the base rate option bear interest at the higher of the lead lender’s prime rate or the Federal Funds rate plus 50 basis points, plus a margin of .50% to 1.25%. The specific margins, under both options, will be determined based on our ratio of indebtedness to earnings before interest, taxes, depreciation and amortization, and will be adjusted every 90 days. As of December 31, 2001, $155.0 million was outstanding under this facility. In March 2001, we issued $50 million of senior secured notes due January 31, 2008. The notes bear interest at a fixed rate of 9.96%. We did not have any preferred stock outstanding at any time during the periods presented.

USE OF PROCEEDS

     Unless otherwise described in the supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for various purposes to be more fully described in the prospectus supplement relating to an individual offering, including for the repayment of outstanding indebtedness, the acquisition of the stock or assets of other businesses, and working capital and general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

     The following description is a general summary of the terms of the debt securities which we may issue. The description below and in any prospectus supplement does not include all of the terms of the debt securities or the extent to which general terms below may apply to the particular debt securities and should be read together with the applicable indenture or supplemental indenture under which the particular debt securities are issued.

General

     Our debt securities will be direct, senior unsecured general obligations and will be issued pursuant to a written agreement, known as an indenture, to be entered into by us and an independent third party, known as a trustee, who will be legally obligated to carry out the terms of the indenture. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indenture are summaries of their anticipated provisions, do not purport to be complete and are qualified in their entirety by reference to the indenture and the debt securities themselves.

     Some of our operations are conducted through subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in a guarantee. The payment of dividends or the making of loans and advances to us by our subsidiaries may be subject to contractual, statutory or regulatory restrictions which, if material, would be disclosed in the applicable prospectus supplement. Moreover, such payments, loans and advances would be contingent upon the earnings of the subsidiaries. Any right we may have to receive assets of any of our subsidiaries upon liquidation or recapitalization of the subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of the subsidiaries’ creditors. In the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that of the debt securities, and would be dependent primarily upon the receipt of funds from our subsidiaries.

     Except as set forth in the indenture or in one or more supplemental indentures and described in an applicable prospectus supplement, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or under authority granted by a resolution of our board of directors or as established in the indenture or in one or more supplemental indentures or officers’ certificates. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

     It is expected that the indenture will provide that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee, and, except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

     The applicable prospectus supplement will describe the specific terms of any series of debt securities being offered, including:

•	the title of such debt securities;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	the percentage of the principal amount at which such debt securities will be issued and, if other than the full principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

•	the date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable and the amount of principal payable thereon;

•	the rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which such debt securities will bear interest, if any;

•	the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which record dates may be determined, the persons to whom such interest will be payable, and the basis upon which interest is to be calculated if other than a 360-day year of twelve 30-day months;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the indenture may be served;

•	the period or periods within which, the price or prices at which, and the other terms and conditions upon which, such debt securities may be redeemed, in whole or in part, at our option if we have such an option;

•	our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the date and dates on which, the price or prices at which, and the other terms and conditions upon which, such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	if other than U.S. dollars, the currency or currencies in which such debt securities are denominated or in which the principal of (and premium, if any) or interest or additional amounts (as defined below), if any, on the debt securities is payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest or additional amounts, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts are to be determined;

•	whether the principal of (and premium, if any) or interest or additional amounts, if any, on the debt securities are to be payable, at our election or at the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable, the period or periods within which (including the election date), and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are to be so payable;

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to events of default, amendments, merger, consolidation and sale of assets or covenants set forth in the indenture;

•	whether such debt securities will be issued in certificate or book-entry form;

•	whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000, and terms and conditions relating thereto;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which such series of debt securities may be defeased;

•	whether and under what circumstances we will pay any “additional amounts” on such debt securities to a holder that is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

•	whether and the extent to which the payment of principal of, and premium, if any, and interest on such debt securities are guaranteed by one or more of our Subsidiaries or by other persons;

•	whether and under what circumstances the debt securities are convertible into our common stock, preferred stock or other debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities not inconsistent with the provisions of the indenture (section 301).

     The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or bear no interest or bear interest at a rate which at the time of issuance is below market rates, which we refer to as “original issue discount securities.” Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

     Except as set forth in the indenture or in one or more supplemental indentures or officers’ certificates thereunder, the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     For the purposes of certain Events of Default described below and any additional covenants or other provisions that may be set forth in one or more supplemental indentures, we may designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” All Subsidiaries that are not designated as Unrestricted

Subsidiaries will be “Restricted Subsidiaries.” The terms and conditions, if any, under which a Subsidiary may be designated as an Unrestricted Subsidiary will be set forth in the applicable supplemental indenture and described in the applicable prospectus supplement.

     We refer to a corporation, partnership, limited liability company, joint venture or similar entity in which we or one or more of our other Subsidiaries own or control, directly or indirectly, a majority of the outstanding voting stock, partnership interests, membership interests or similar interests, as the case may be, as a “Subsidiary.” For the purposes of this definition, “voting stock” means stock or other equity interests having voting power for the election of directors, or comparable governing body, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Ranking

     The terms and conditions, if any, upon which the debt securities are subordinated to any of our other indebtedness or the indebtedness of our subsidiaries will be set forth in the applicable prospectus supplement. Such terms will include a description of the indebtedness ranking senior to the debt securities, the restrictions on payment to the holders of such debt securities while a default with respect to such senior indebtedness is continuing, the restrictions, if any, on payments to the holders of such debt securities following an Event of Default, and provisions requiring holders of such debt securities to remit certain payments to holders of senior indebtedness.

     Borrowings under our $225 million facility and our $50 million in senior secured notes are secured by all of our assets and the assets of our subsidiaries. Therefore, any debt securities issued under this registration statement will be subordinate to any amounts outstanding under the facility and to the senior secured notes.

Denomination, Interest, Registration and Transfer

     Unless otherwise described in the applicable prospectus supplement, dollar-denominated debt securities that are in registered form will be issuable in denominations of $1,000 and any integral multiple thereof (except for registered debt securities issued in global form, which may be of any denomination), and dollar-denominated debt securities that are in bearer form will be issuable in denominations of $5,000 (except for bearer debt securities issued in global form, which may be of any denomination) (section 302).

     Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest (and additional amounts, if any) on any series of debt securities that are in registered form will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, payment of interest on debt securities that are in registered form may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States. Unless otherwise specified in the applicable prospectus supplement, payment of the principal of (and applicable premium, if any) and interest (and additional amounts, if any) on any debt securities that are in bearer form will be made only at an office or agency of ours located outside the United States (sections 301, 305, 306, 307 and 1002).

     Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, which we refer to as “defaulted interest,” will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such debt security is registered at the close of business on a “special record date” for the payment of such defaulted interest to be fixed by the trustee, notice whereof is to be given to the holder of such debt security not less than ten days before such special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture or supplemental indenture (section 307).

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305). If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities (section 1002).

     Neither we nor any trustee will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305).

Merger, Consolidation or Sale of Assets

     We will be permitted to consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•	either we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which has received the transfer of such assets is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes payment of the principal of (and premium, if any), interest on, and all other amounts payable in connection with, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of us or any Subsidiary as a result thereof as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default under the indenture or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions are delivered to each trustee (sections 801 and 803).

Certain Covenants

     Existence. Except as described above under “—Merger, Consolidation or Sale of Assets,” we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by certificate of incorporation, by-laws and statute) and franchises, and those of our Restricted Subsidiaries, but we and any such Restricted Subsidiary will not be required to preserve the existence of a Restricted Subsidiary or any such right or franchise if we determine that the preservation of such existence, right or franchise is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities. Furthermore, any Restricted Subsidiary may consolidate with, merge into, or sell, convey, lease or otherwise dispose of all of its property and assets to us or any wholly owned Restricted Subsidiary (section 1004).

     Insurance. We will be required to, and will be required to cause each of our Restricted Subsidiaries to, keep all of its insurable properties insured against loss or damage to an extent that is commercially reasonable (section 1006).

     Maintenance of Properties. We will be required to cause all of our properties used or useful in the conduct of our business or the business of any Restricted Subsidiary and material to us and our Restricted Subsidiaries taken as a whole to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, but we and our Restricted Subsidiaries will not be prevented from discontinuing the operation or maintenance of any of such property if such discontinuance is in our judgment, desirable on the conduct of our business or the business of any of our Restricted Subsidiaries (section 1005).

     Payment of Taxes and Other Claims. We will be required to pay or discharge or cause to be paid or discharged, before the same become delinquent:

•	all material taxes, assessments and governmental charges levied or imposed upon us or any Restricted Subsidiary or upon our income, profits or property or that of any Restricted Subsidiary; and

•	all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or that of any Restricted Subsidiary; but we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith in appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made. (section 1007).

Additional Covenants and/or Modifications to the Covenants

     Any additional covenants and/or modifications to the covenants described above with respect to any series of our debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the indenture or supplemental indenture and described in the related prospectus supplement.

Events of Default, Notice and Waiver

     The indenture may provide that some or all of the following events are “Events of Default” with respect to any series of debt securities issued thereunder, subject to any modifications, additions or deletions provided in any supplemental indenture with respect to any series of debt securities:

(1)	default for 30 days in the payment of any installment of interest on or any additional amounts payable in respect of any debt security of such series;

(2)	default in the payment of principal of (or premium, if any, on) any debt security of such series when such amount becomes due and payable, whether upon its maturity, declaration of acceleration, call for redemption or otherwise;

(3)	default in making any sinking fund payment as required for any debt security of such series;

(4)	default in the performance, or breach, of any of our other covenants or warranties contained in the indenture (other than any covenant or warranty otherwise provided for in the provisions relating to Events of Default), continued for 60 days after written notice as provided in the indenture;

(5)	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any Restricted Subsidiary or either of their property; and

(6)	any other Event of Default provided with respect to a particular series of debt securities (section 501).

     If an Event of Default under the indenture (other than an Event of Default described in clause 5 above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case, unless the principal amount of all of the outstanding debt securities of such series has already become due and payable, the applicable trustee or, generally, the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series, and any accrued and unpaid interest thereon, to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders) and upon any such declaration such principal or specified portion thereof and any accrued and unpaid interest thereon immediately shall become due and payable. If an Event of Default described in clause 5 above occurs with respect to the debt securities of any series, then the principal amount of all debt securities of that series and any accrued and unpaid interest thereon immediately shall become due and payable without any act on the part of the trustee or any holder of such debt securities. At any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under the indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of such series (or of all debt securities then outstanding under the indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•	we have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest and additional amounts, if any, on the debt securities of such series (or of all debt securities then outstanding under the indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the indenture, as the case may be) have been cured or waived as provided in the indenture (section 502).

     The indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest or additional amounts, if any, on any debt security of such series; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (section 513).

     Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the indenture unless such default has been cured or waived; but the trustee may withhold notice of any default (except a default in the payment of the principal of (or premium, if any) or interest or additional amounts, if any, on such debt securities or in the payment of any sinking fund installment in respect of such debt securities) if specified responsible officers of the trustee consider such withholding to be in the interest of such holders (section 601).

     The indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the cases of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (section 507). This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest and additional amounts, if any, on such debt securities at the respective due dates thereof (section 508).

     Subject to provisions in the indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders offer to the trustee reasonable security or indemnity (section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or with the indenture or that may involve such trustee in personal liability or may be unduly prejudicial to the holders of debt securities of such series not joining therein (section 512).

     Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof (section 1008).

Modification of the Indenture

     Modifications and amendments of the indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture that are affected by such modification or amendment; but no such modification or amendment may, without the consent of the holder of each such debt security affected thereby:

•	change the stated maturity of the principal of (or the premium, if any), or any installment of interest (or additional amounts, if any) on, any such debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment, or the coin or currency for payment, of principal (or premium, if any) or interest or additional amounts, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	release any guarantors from their guarantees of any such debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of such debt securities that would adversely affect the interests of the holders thereof;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, to wave compliance with certain provisions thereof or certain defaults or consequences thereunder or to reduce the quorum or voting requirements in the indenture; or

•	modify the ranking or priority of such debt securities (section 902).

     The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive compliance by us with certain covenants in the indenture (section 1010). Modifications and amendments of the indenture will be permitted to be made by us and the trustee thereunder without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add Events of Default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of the indenture, if such change or elimination becomes effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such modifications shall not adversely affect the interests of the holders of debt securities of any series;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, if such action does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued thereunder;

•	to add a guarantor of the securities of any series; or

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act (section 901).

Satisfaction and Discharge of the Indentures

We may terminate our obligations under either indenture with respect to debt securities of any series when:

•	either:

•	all outstanding debt securities of such series have been delivered to the trustee for cancellation, or

•	all debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for the principal of (and premium, if any,) and interest and additional amounts, if any, to the date of deposit or stated maturity or date of redemption;

•	we have paid or caused to be paid all sums payable by us under such indenture; and

•	we have delivered a Company Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in such indenture (section 401).

Defeasance and Covenant Defeasance

The indenture will provide that, if the provisions relating to defeasance or covenant defeasance or both are made applicable to the debt securities of or within any series, we may elect either:

•	to defease and be deemed to have paid and be discharged from any and all obligations with respect to such debt securities, which we refer to as defeasance (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (section 1402); or

•	to be released from our obligations with respect to such debt securities under certain specified covenants contained in Article Ten of such indenture and, if so specified in any supplemental indenture relating to a series of debt securities, from any obligations arising under additional covenants applicable to such series of debt securities, all as described in the applicable prospectus supplement, and any omission to comply with such obligations shall not constitute an Event of Default with respect to such debt securities, which we refer to as covenant defeasance (section 1403), in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest and additional amounts, if any, on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust will only be permitted to be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (section 1404).

     The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion and Exchange

     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock or other debt securities, including the initial conversion price or conversion rate, any adjustments to such conversion price or conversion rate and the conversion period, and the conditions upon which such conversion will be effected, will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange to be either mandatory or at the option of the holders or ourselves.

Redemption and Repurchase

     The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Global Securities

     Rather than issue the notes in the form of physical certificates, we will generally issue the notes in book-entry form evidenced by one or more global securities. We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as DTC’s nominee.

     DTC holds securities for its participants to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants, or their representatives, together with other entities, own DTC.

     Purchases of notes under the DTC system must be made by or through participants, which will receive a credit for the notes on DTC’s records. Holders who are DTC participants may hold their interests in global securities directly through DTC. Holders who are not DTC participants may beneficially own interests in a global security held by DTC only through DTC participants, or through banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant and have indirect access to the DTC system. The ownership interest of each actual purchaser is recorded on the participant’s and indirect participants’ records. Purchasers will not receive written confirmation from DTC of their purchase, but should receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the purchasers entered into the transaction.

     So long as Cede & Co. is the registered owner of any global security, Cede & Co. for all purposes will be considered the sole holder of the global security. The deposit of notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

     Neither DTC nor Cede & Co. consents or votes with respect to the notes. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to the participants whose accounts are credited with the notes on the record date. DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of participants whose accounts are credited with DTC interests in the relevant global security.

     Unless our use of the book-entry system is discontinued, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holders of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability of those holders to transfer their beneficial interests in the global security.

     The global securities will be exchangeable for certificated notes only if :

•	we, in our sole discretion, elect to do so;

•	DTC is unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days; or

•	an event of default has occurred and is continuing with respect to any series of notes and beneficial owners representing a majority in aggregate principal amount of that series advises DTC to cease acting as depository.

     In any of the foregoing events, certificates for the notes will be printed and delivered in exchange for interests in the global security. Any global security that is so exchanged will be exchanged for notes of equal terms and rank, in authorized denominations and registered as directed by DTC. We expect that DTC’s instruction will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security.

     Delivery of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. If less than all of the principal amount of the global securities of the same series is being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in the global securities to be redeemed.

     Principal, make-whole amounts, if any, and interest payments on the notes will be made to Cede & Co. by wire transfer of immediately available funds. DTC’s practice is to credit participants’ accounts on the payable date in accordance with their respective holdings shown on DTC’s records unless DTC believes that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of the participants and indirect participants.

     DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we are not responsible for its accuracy. The rules applicable to DTC and its participants are on file with the SEC. Neither we nor any trustee, registrar or paying agent are responsible for the performance by DTC or their participants or indirect participants under the rules and procedures governing their operations or for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DESCRIPTION OF COMMON STOCK

     The following description is a general summary of the terms of the common stock which we may issue. The description below and in any prospectus supplement does not include all of the terms of the common stock and should be read together with our restated certificate of incorporation, as amended, and our bylaws, each of which are incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 1.

General

     Under our restated certificate of incorporation, as amended, we are authorized to issue 100 million shares of common stock, par value $.50 per share. The common stock currently outstanding is listed for trading on the New York Stock Exchange. We intend to apply to the New York Stock Exchange to list any additional common stock sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed. As of December 31, 2001, 29,202,228 shares of common stock (excluding treasury shares) were issued and outstanding. In addition, as of December 31, 2001, our board of directors had approved the issuance of 4,975,838 shares of common stock under our equity incentive plans, and of that number 3,699,192 were subject to issuance under outstanding stock options.

     The outstanding common stock is, and the shares of common stock offered by this prospectus will be, when issued against payment therefor, duly authorized, validly issued, fully paid and nonassessable.

Dividends

     Subject to the rights of the holders of any preferred stock, each record holder of common stock on the applicable record date is entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available for the payment of dividends, and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Voting Rights

     Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. Under our bylaws, there is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a plurality of all votes cast.

No Preemptive or Conversion Rights

     Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities.

Anti-Takeover Effects of Some Provisions of Our Restated Certificate of Incorporation, as amended, and Our Bylaws

     Delaware corporate law and our restated certificate of incorporation, as amended, and bylaws contain provisions that could have the effect of delaying, deferring or preventing a change in control of Arbitron or our management that stockholders may consider favorable or beneficial. These provisions could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:

•	authorization to issue “blank check” preferred stock, which is preferred stock that can be created and issued by the board of directors without prior stockholder approval, with rights senior to common stockholders;

•	advance notice requirements for the submission by stockholders of nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting;

•	restriction on the call of special meetings of stockholders, which may be called only by our Chairman, by the board of directors, or by a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings, and not by any other person or persons;

•	a supermajority vote of two-thirds of the stockholders to approve some mergers and other business combinations;

•	a supermajority vote of 80% of the stockholders to exercise the stockholders’ right to amend our Bylaws;

•	restriction from engaging in a “business combination” with a “controlling person” unless either a modified supermajority vote is received or the business combination will result in the termination of ownership of all shares of Arbitron’s common stock and the receipt of consideration equal to at least “fair market value;” and

•	subject to some exceptions, restriction from engaging in a “business combination” with any “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding some shares); or

•	at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as specified in Section 203 of the Delaware General Corporation Law, an interested stockholder is generally defined as:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within the three-year period immediately prior to the relevant date; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder.

Transfer Agent

     The Bank of New York is the registrar and transfer agent for our common stock.

DESCRIPTION OF PREFERRED STOCK

     The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not include all of the terms of the preferred stock and should be read together with our restated certificate of incorporation, as amended, the applicable certificate of designations to our certificate of incorporation which will determine the terms of the related series of preferred stock and our bylaws, each of which are incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 1.

General

     Under our restated certificate of incorporation, as amended, we are authorized to issue 750,000 shares of preferred stock, par value $100 per share. As of September 30, 2001, no shares of preferred stock were issued and outstanding. The preferred stock may be issued, from time to time, in one or more series, with such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated or expressed in the resolution or resolutions providing for the issue of such series adopted by our board of directors. Our board of directors, in such resolution or resolutions, will be authorized to fix, among other things, the following:

•	the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

•	the annual dividend rate for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative;

•	the redemption price or prices for the particular series;

•	the right, if any, of the holders of a particular series to convert such stock into other classes of stock, and the terms and conditions of such conversion to the extent not otherwise provided in the restated certificate of incorporation, as amended;

•	the obligation, if any, of Arbitron to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account, if shares so redeemed are to be redeemable at a price or prices other than the redemption price or prices for shares not so redeemed;

•	the rights, if any, of the holders of such series of preferred stock upon our voluntary or involuntary liquidation, dissolution or winding-up or in the event of any merger or consolidation of or sale of assets by us; and

•	the voting powers, if any, of the holders of any series of preferred stock generally or with respect to an particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of preferred stock or all series of preferred stock as a class, to elect one or more directors generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of our board of directors, including in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of preferred stock.

     As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of our common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, and that could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of Arbitron or the removal of existing management.

     The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to such issues. You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share, if any, and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into, or exchangeable for, our common stock, including the conversion or exchange price, or the manner of calculating the price, and the conversion or exchange period;

•	voting rights, if any, of the preferred stock being offered;

•	whether interests in the preferred stock being offered will be represented by depositary shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Rank

     Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank:

(1)	senior to all of our classes or series of common stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to the preferred stock being offered;

(2)	on a parity with all equity securities we have issued, other than those referred to in clauses (1) and (3) of this subheading; or

(3)	junior to all equity securities we have issued, the terms of which specifically provide that such equity securities rank senior to the preferred stock being offered For purposes of this description, the term “equity securities” does not include convertible debt securities.

Distributions

     Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors. Distributions on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

Redemption

     The terms and conditions, if any, upon which the preferred stock will be subject to mandatory redemption or redemption at our option, either in whole or in part, will be described in the applicable prospectus supplement.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Arbitron, the holders of each series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our shares of capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of Arbitron.

Voting Rights

     Holders of preferred stock will have the voting rights as indicated in the applicable prospectus supplement.

Conversion Rights

     The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price or the manner of calculating the conversion price, the conversion date(s) or period(s), provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred stock.

Transfer Agent and Registrar

     The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

     The following description is a general summary of the terms of the depositary shares which we may issue. The description below and in any prospectus supplement does not include all of the terms of the depositary shares and should be read together with the applicable Deposit Agreement and related depositary receipts, each of which are incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 1.

General

     We may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement among us, the “depositary” named therein and holders from time to time of the depositary receipts. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of our preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made in this summary relating to the Deposit Agreement and the depositary receipts to be issued under the Deposit Agreement are summaries of provisions of the Deposit Agreement and the related depositary receipts.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled to that property, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

     No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Preferred Stock

     Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into other securities, the holders of those depositary receipts will be entitled to delivery at the corporate trust office, to or upon the holder’s order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by the depositary share as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

     Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata, as nearly as may be practicable without creating fractional depositary shares, or by another equitable method.

     From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon the redemption and surrender thereof to the depositary.

Voting of the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non- action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

     In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

     The depositary shares, as such, are not convertible into our common stock or any of our other securities or property. Nevertheless, if specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of our common stock, other shares of our preferred stock or other of our equity securities, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest determined as specified in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the Deposit Agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

     Unless otherwise specified in the applicable prospectus supplement, we may terminate the Deposit Agreement upon not less than 30 days prior written notice to the depositary if a majority of each class of depositary shares affected by such termination consents, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipts. In addition, the Deposit Agreement will automatically terminate if:

•	all outstanding depositary shares shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of Arbitron and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	each share of the related preferred stock shall have been converted into our securities not represented by depositary shares.

Charges of Preferred Stock Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

     The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred stock.

     Unless otherwise specified in the applicable prospectus supplement, neither we nor the depositary will be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the depositary and Arbitron under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

     The following description is a general summary of the terms of the warrants which we may issue. The description below and in any prospectus supplement does not include all of the terms of the warrants and should be read together with the applicable warrant agreement, which is incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 1.

General

     We may issue, together with other securities or separately, warrants to purchase our common stock, preferred stock or debt securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

     Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock, shares of preferred stock or debt securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

     The following description is a general summary of the terms of the subscription rights which we may issue. The description below and in any prospectus supplement does not include all of the terms of the subscription rights and should be read together with the applicable subscription rights agreement, which is incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 1.

General

     We may issue subscription rights to purchase our common stock, preferred stock, depositary shares or warrants to purchase common stock or preferred stock. We may issue subscription rights independently or together with any other offered security. The subscription rights may or may not be transferable by the purchaser receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the subscription rights offering. In connection with a subscription rights offering to our stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to our stockholders on the record date for receiving subscription rights in the subscription rights offering set by us.

     The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of the subscription rights;

•	the securities for which the subscription rights are exercisable;

•	the aggregate number securities purchasable upon exercise of the subscription rights;

•	the exercise price for the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the extent to which the subscription rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the right shall expire;

•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

Exercise of Subscription Rights

     Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of common stock, preferred stock, depositary shares, warrants or any combination thereof, at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

     Subscription rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, shares of preferred stock, depositary shares or warrants purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

BOOK-ENTRY SECURITIES

     The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

     Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

     Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

     Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of Arbitron, its officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

     If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

     We may sell the securities to underwriters for public offering and sale by them, or we may sell the securities to investors directly or through agents. Any underwriter or agent involved in the sale of the securities will be named in the applicable prospectus supplement.

     We may sell the securities at fixed prices that may be later changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We may sell the securities for cash or assets in transactions that do not constitute a business combination under the Securities Act. We also may authorize underwriters acting as our agents to sell the securities on terms set forth in the applicable prospectus supplement.

     Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions, and also may receive commissions from purchasers of the securities. Underwriters may sell the securities to or through dealers, who may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers of the securities. Any underwriting compensation paid by us, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

     Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may agree to indemnify underwriters, dealers or agents against civil liabilities, including liabilities under the Securities Act.

     If indicated in the applicable prospectus supplement, we will authorize underwriters or dealers acting as our agents to solicit offers by institutions such as commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions to purchase the securities under delayed delivery contracts. Each delayed delivery contract will provide for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to delayed delivery contracts will not be less nor more than, the amounts stated in the applicable prospectus supplement. Delayed delivery contracts will in all cases be subject to our approval, and will not be subject to any conditions except:

•	the purchase by the institution of the securities covered by the delayed delivery contracts may not be prohibited under applicable laws; and

•	if the securities are being sold to underwriters, we will have sold to such underwriters the total principal amount of the securities less the principal amount of such securities covered by delayed delivery contracts.

     One or more of the following may be involved as an underwriter or agent in any at-the-market offering of securities:

•	Bear Stearns & Co. Inc.;

•	Banc of America Securities LLC;

•	Chase Securities Inc.;

•	First Union Securities, Inc.;

•	Goldman Sachs & Co.;

•	Lehman Brothers Inc.;

•	J.P. Morgan Securities Inc.;

•	Merrill Lynch, Pierce, Fenner & Smith Incorporated

•	Morgan Stanley & Co. Incorporated; and

•	Salomon Smith Barney Inc.

     Underwriters and their affiliates may engage in transactions with us and perform services for us in the ordinary course of business.

EXPERTS

     The combined financial statements and schedules of Arbitron, a division of Ceridian Corporation, as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon on our behalf by Hogan & Hartson L.L.P.

$150,000,000

Arbitron Inc.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated fees and expenses payable by Arbitron in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$13,800
“Blue Sky” Fees and Expenses (including counsel fees)	25,000
Printing and Duplicating Expenses	150,000
Legal Fees and Expenses (other than “Blue Sky” fees and expenses)	250,000
Accounting Fees and Expenses	100,000
NASD Fees and Expenses	15,500
Miscellaneous	45,700

Total Total	$600,000

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides, among other things, that Arbitron may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Arbitron) by reason of the fact that the person is or was a director, officer, agent or employee of Arbitron or is or was serving at Arbitron’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (1) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (2) if the person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of Arbitron, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of Arbitron as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to Arbitron, unless the court believes that in light of all the circumstances indemnification should apply.

     Arbitron’s restated certificate of incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. Section 102 of the Delaware General Corporation Law allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption ; or (iv) for any transaction from which the director derived an improper personal benefit.

     Arbitron’s bylaws provide that to the maximum extent permitted by law, Arbitron must indemnify any of the following persons, including their heirs, executors and personal representatives, against any and all amounts incurred or imposed in connection with any proceeding, other than a proceeding initiated by such person:

•	a director, officer or employee of Arbitron; or

•	a director, officer or employee of Arbitron who at the specific written request or resolution of the board of directors of Arbitron is, at the time of the proceeding and/or of the alleged events giving rights to the proceeding, serving as a director, officer or employee of any other company, partnership, joint venture, trust, employee benefit plan or other enterprise; or

•	a fiduciary or co-fiduciary of an employee benefit plan of Arbitron.

     The indemnification provisions contained in Arbitron’s restated certificate of incorporation, as amended, and bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, Arbitron may maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of their status.

Item 16. Exhibits.

Exhibit Number	Description

1.1*	Form of Debt Securities Underwriting Agreement
1.2*	Form of Common Stock Underwriting Agreement
1.3*	Form of Preferred Stock Underwriting Agreement
1.4*	Form of Depositary Shares Underwriting Agreement
1.5*	Form of Warrants Underwriting Agreement
1.6*	Form of Subscription Rights Underwriting Agreement
4.1	Specimen of Common Stock Certificate (Filed as Exhibit 4.1 to Arbitron’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference)
4.2*	Form of Deposit Agreement for Depositary Shares
4.3*	Form of Senior Debt Securities Indenture

4.4*	Form of Equity Warrant Agreement
4.5*	Form of Debt Warrant Agreement
4.6*	Form of Subscription Rights Agreement
5.1*	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
12.1	Ratio of Earnings to Combined Fixed Charges
23.1	Consent of KPMG LLP
23.2*	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
24.1	Power of attorney for Erica Farber, Director
24.2	Power of attorney for Kenneth F. Gorman, Director
24.3	Power of attorney for Philip Guarascio, Director
24.4	Power of attorney for Larry E. Kittelberger, Director
24.5	Power of attorney for Luis G. Nogales, Director
24.6	Power of attorney for Richard A. Post, Director
25.1*	Statement of Eligibility of Trustee

•	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.

Item 17. Undertakings.

          (a)       The Registrant hereby undertakes:

                    (1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i)       to include any prospectus required by Section 10(a)(3) of theSecurities Act of 1933;

                              (ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                              (iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)     The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (d)     The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (f)     The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 11, 2002.

ARBITRON INC.

By:	/s/ Stephen B. Morris
Stephen B. Morris Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen B. Morris Stephen B. Morris	Chief Executive Officer, President and Director (Principal Executive Officer)	February 11, 2002

/s/ William J. Walsh William J. Walsh	Executive Vice President of Finance and Planning and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 11, 2002

* Erica Farber	Director	February 11, 2002

* Kenneth F. Gorman	Director	February 11, 2002

* Philip Guarascio	Director	February 11, 2002

* Larry E. Kittelberger	Director	February 11, 2002

* Luis G. Nogales	Director	February 11, 2002

Lawrence Perlman	Director	February , 2002

* Richard A. Post	Director	February 11, 2002

•	Pursuant to Power of Attorney

By:	/s/ Stephen B. Morris Stephen B. Morris Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Common Stock Underwriting Agreement

1.2*	Form of Preferred Stock Underwriting Agreement

1.3*	Form of Depositary Shares Underwriting Agreement

1.4*	Form of Debt Securities Underwriting Agreement

1.5*	Form of Warrants Underwriting Agreement

1.6*	Form of Subscription Rights Underwriting Agreement

4.1	Specimen of Common Stock Certificate (Filed as Exhibit 4.1 to Arbitron’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference)

4.2*	Form of Deposit Agreement for Depositary Shares

4.3*	Form of Senior Debt Securities Indenture

4.4*	Form of Equity Warrant Agreement

4.5*	Form of Debt Warrant Agreement

4.6*	Form of Subscription Rights Agreement

5.1*	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered

12.1	Ratio of Earnings to Combined Fixed Charges

23.1	Consent of KPMG LLP

23.2*	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24.1	Power of attorney for Erica Farber, Director

24.2	Power of attorney for Kenneth F. Gorman, Director

24.3	Power of attorney for Philip Guarascio, Director

24.4	Power of attorney for Larry E. Kittelberger, Director

24.5	Power of attorney for Luis G. Nogales, Director

24.6	Power of attorney for Richard A. Post, Director

25.1*	Statement of Eligibility of Trustee

•	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.